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                                                                   Exhibit 10.21

September 9, 2003

Mr. John Philpin
Vitria Technologies, Inc.
945 Stewart Street
Sunnyvale, CA 94085

PERSONAL AND CONFIDENTIAL

Dear John:

      This letter sets forth the substance of the separation agreement (the "Agreement") which Vitria Technology, Inc. (the "Company") is offering to you to aid in your employment transition.

            SEPARATION DATE: October 1, 2003

            SEVERANCE AMOUNT:

                  - 13 weeks of pay, subject to standard deductions and withholdings

                  - Medical, dental and vision benefits through January 31, 2004.

RETURN DATE: You will have until October 30, 2003 to accept this Waiver/Severance Agreement.

In accordance with the Age Discrimination in Employment Act (the "ADEA"), you have a period of 21 days in which to consider the terms of this Agreement and 7 days, after signing this Agreement, in which you may choose to revoke your acceptance of its terms. If you exercise this right of revocation, you must put the revocation in writing and deliver or mail it to the Company within the seven
(7) day revocation period. A mailed revocation must be postmarked within the seven (7) day revocation period and properly addressed to the Company, to the attention of the individual who has signed this letter. You are advised to consult an attorney before waiving any rights that you may have under the ADEA. Eight (8) days after both parties have signed this Agreement (the "Effective Date"), its terms will automatically become effective provided that you have returned the Agreement to the individual who has signed this letter, unless you have revoked your acceptance of the terms. The Company will mail the severance payment to you ten (10) business days after the Effective Date.

      1. SEPARATION. Your last day of employment with the Company is October 1, 2003 (the "Separation Date"). On the Separation Date, you will be paid all accrued salary, and all accrued and unused vacation earned through the Separation Date, subject to standard deductions and withholdings. You are entitled to these payments regardless of whether you sign this Agreement.
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      2.    SEVERANCE. Although the Company has no policy or procedure requiring payment of any severance benefits, if you sign this Agreement and comply with your obligations herein, the Company will make the severance payment as set forth above.

      3. HEALTH INSURANCE. To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company's current group health insurance policies, you will be eligible to continue your group health insurance benefits at your own expense. Later, you may be able to convert to an individual policy through the provider of the Company's health insurance, if you wish.

      4. OTHER COMPENSATION OR BENEFITS. You acknowledge that, except as expressly provided in this Agreement, you will not receive any additional compensation, severance or benefits after the Separation Date.

      5. STOCK OPTIONS. You expressly acknowledge and agree that your Company stock options cease vesting the day after the Separation Date. You must exercise vested shares, pursuant to the terms of Vitria's EQUITY INCENTIVE PLAN, within ninety (90) days after the Separation Date.

      6. EXPENSE REIMBURSEMENTS. You agree that within thirty (30) days of the Separation Date, you will submit your final documented expense reimbursement statement to Human Resources reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice.

      7. RETURN OF COMPANY PROPERTY. You agree to return to the Company on or before the Separation Date or on a date otherwise agreed to in writing with the Company, all Company property which you have had in your possession at any time, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property (including, but not limited to, computers), credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof). Failure to return Company property as specified herein shall entitle Vitria Technology, Inc. to withhold severance benefits pursuant to this Agreement.

      8. PROPRIETARY INFORMATION OBLIGATIONS. Both during and after your employment you will refrain from any use or disclosure of the Company's proprietary or confidential information or materials, and you acknowledge that you continue to be bound by the terms of the Company's Confidentiality Agreement attached hereto as Exhibit A.

      9. CONFIDENTIALITY. The provisions of this Agreement shall be held in strictest confidence by you and the Company and shall not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement to your immediate family;
            (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors;
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            (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law.

      10. NONDISPARAGEMENT. You agree that you will not at any time disparage the Company or its directors, officers, shareholders, agents, or employees in any manner likely to be harmful to the personal or business reputation of it or them, and the Company (through its officers and directors) agrees that it will not disparage you in any manner likely to be harmful to your personal or business reputation, provided that both you and the Company shall respond accurately and fully to any question, inquiry, or request for information when required by legal process.

      11. RELEASE. In exchange for the consideration provided to you by this Agreement that you are not otherwise entitled to receive, you hereby generally and completely release the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to or on the date you sign this Agreement. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to your employment with the Company or the termination of that employment; (2) all claims related to your compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including but not limited to claims for discrimination, harassment, retaliation, attorneys' fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) ("ADEA"), and the California Fair Employment and Housing Act (as amended).

      12. ADEA WAIVER. [FOR EMPLOYEES 40 YEARS OF AGE OR OLDER.] YOU ACKNOWLEDGE THAT YOU ARE KNOWINGLY AND VOLUNTARILY WAIVING AND RELEASING ANY RIGHTS YOU MAY HAVE UNDER THE ADEA. YOU ALSO ACKNOWLEDGE THAT THE CONSIDERATION GIVEN FOR THE WAIVER AND RELEASE IN THE PRECEDING PARAGRAPH HEREOF IS IN ADDITION TO ANYTHING OF VALUE TO WHICH YOU ARE ALREADY ENTITLED. YOU FURTHER ACKNOWLEDGE THAT YOU HAVE BEEN HEREBY ADVISED, AS REQUIRED BY THE ADEA, THAT YOUR WAIVER AND RELEASE DO NOT APPLY TO ANY RIGHTS OR CLAIMS THAT MAY ARISE AFTER THE EXECUTION DATE OF THIS AGREEMENT.

      13. SECTION 1542 WAIVER. In giving the releases set forth in this Agreement, which includes claims which may be unknown to you at present, you acknowledge that you have read and understand Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT
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            KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE
            RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." You hereby expressly waive and relinquish all rights and benefits under that Section and any law of any jurisdiction of similar effect with respect to your release of any unknown or unsuspected claims.

      14. MISCELLANEOUS. This Agreement, including Exhibit A, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in writing signed by both you and a duly authorized officer of the Company. This Agreement shall bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question shall be modified by the court so as to be rendered enforceable. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

If this Agreement is acceptable to you, please sign below and return it to me.

I wish you the best in your future endeavors.

                                         Sincerely,

                                         VITRIA TECHNOLOGY, INC

                                         By: /s/ Sonja Wilkerson
                                            ------------------------
                                                 Sonja Wilkerson
                                                 VP, Human Resources

ACCEPTED AND AGREED:

/s/ John Philpin
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John Philpin

September 18, 2003
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Date